UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2013 (May 7, 2013)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 8, 2013, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2013.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 7, 2013, the Company also issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.09	July 12, 2013	July 1, 2013
Preference shares - Series A	$0.515625	June 17, 2013	June 1, 2013

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 8, 2013

99.2	Press Release of Maiden Holdings, Ltd., dated May 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2013	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 8, 2013.

99.2	Press Release of Maiden Holdings, Ltd., dated May 7, 2013.

Exhibit 99.1

Maiden Holdings, Ltd. Reports First Quarter 2013 Net Income of $25.0 million or $0.34 per Diluted Common Share and Operating Earnings(1) of $21.1 million or $0.29 per Diluted Common Share

First Quarter 2013 Highlights

•	Annualized operating return on common equity(1) of 9.8% compared to 9.9% in the first quarter of 2012

•
Net operating earnings (1) available to Maiden common shareholders of $21.1 million, or $0.29 per diluted common share compared with $19.4 million, or $0.27 per diluted common share in the first quarter of 2012

•	Combined ratio(10) of 97.5% compared to 97.9% in the first quarter of 2012

•	Net investment income increased 19.2% to $22.0 million compared to the first quarter of 2012

•	Net premiums written increased 16.6% to $689.1 million versus the same period last year

•	Book value per common share(4) of $12.10, up 1.2% versus year-end 2012

HAMILTON, Bermuda - Maiden Holdings, Ltd. (“Maiden”) (NASDAQ:  MHLD) today reported first quarter 2013 net income available to Maiden common shareholders of $25.0 million, or $0.34 per diluted common share compared with $20.4 million or $0.28 per diluted common share in the first quarter of 2012.  Net operating earnings(1) available to Maiden common shareholders for the first quarter of 2013 were $21.1 million, or $0.29 per diluted common share compared with $19.4 million, or $0.27 per diluted common share in the comparative quarter in 2012.

Commenting on the Company's earnings, Art Raschbaum, President and Chief Executive Officer of Maiden, said: “Strong first quarter results reflect the favorable impact of 2012 underwriting actions, continued strengthening of investment earnings and robust revenue growth, from the AmTrust segment in particular, driven by the continued improvement in the primary insurer pricing environment in the U.S. and select global markets. We remain focused on maintaining disciplined underwriting, reducing exposure to volatility, and delivering significant value to our regional and specialty insurer clients.”

Results for the three months ended March 31, 2013

Net income available to Maiden common shareholders was $25.0 million, or $0.34 per diluted common share in the first quarter of 2013, compared with $20.4 million or $0.28 per diluted common share in the first quarter of 2012. Net operating earnings(1) available to Maiden common shareholders for the first quarter of 2013 were $21.1 million, or $0.29 per diluted common share compared with $19.4 million, or $0.27 per diluted common share in the comparative quarter in 2012.

Net premiums written were up 16.6%, or $98.2 million to $689.1 million in the first quarter of 2013 compared to the same quarter in 2012. The majority of the growth was attributable to the AmTrust Quota Share Reinsurance segment, which increased $118.8 million, or 52.6% to $344.8 million in the first quarter of 2013. The increase in the AmTrust Quota Share Reinsurance segment resulted from the continued combination of strategic acquisitions, organic growth and rate strengthening at AmTrust. Net premiums written from the ACAC Quota Share in the first quarter of 2013 were approximately the same as the same period in 2012 at $76.6 million. Maiden's Diversified Reinsurance segment experienced a 7.2% reduction in net premiums written in the first quarter of 2013 compared to the first quarter of 2012. The lower net premiums written in the Diversified Reinsurance segment resulted from increased retention of business by clients and the impact of underwriting decisions in 2012.

Net premiums earned of $488.4 million increased 11.4%, or $49.9 million compared to the first quarter of 2012, reflecting growth of net premiums written during 2012.  Comparing the first quarter of 2013 to the same quarter in 2012, earned premiums increased 31.2% for the AmTrust Quota Share Reinsurance segment and were up 8.7% in the ACAC Quota Share segment. The Diversified Reinsurance segment had net premiums earned of $196.2 million in the first quarter of 2013, a decrease of 4.0% compared to the same quarter in 2012.

Net investment income of $22.0 million in the first quarter of 2013 increased 19.2% compared to the first quarter of 2012.  Total investments increased 19.6% to $2.6 billion versus March 31, 2012.  The average yield on the fixed income portfolio (excluding cash) is 3.32% with an average duration of 3.57 years.

Net loss and loss adjustment expenses of $334.9 million were up $47.0 million compared to the first quarter of 2012.  The net loss and loss adjustment expense ratio(6) increased 2.8 percentage points to 67.8% versus the first quarter of 2012.

Commission and other acquisition expenses together with general and administrative expenses of $146.4 million was nearly the same as the year ago quarter, while the total expense ratio(9) improved to 29.7% in the first quarter of 2013 compared with 32.9% in the same quarter last year. General and administrative expenses for the first quarter of 2013 totaled $14.1 million compared with $13.8 million in the first quarter of 2012. The general and administrative expense ratio(8) improved to 2.9% compared to 3.1% in the first quarter of 2012.

The combined ratio(10) for the first quarter of 2013 totaled 97.5% compared with 97.9% in the first quarter of 2012.

Total assets increased 6.7% to $4.4 billion at March 31, 2013 compared to $4.1 billion at year-end 2012.   Shareholders' equity was $1.03 billion, an increase of 1.1% compared to December 31, 2012. Book value per common share was $12.10 at the end of the first quarter of 2013 or 1.2% higher than at December 31, 2012.

During the first quarter of 2013, the Board of Directors declared a dividend of $0.09 per share.

 (1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9)(10) Net loss and loss adjustment expense ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden's CEO Art Raschbaum and CFO John Marshaleck will review first quarter 2013 results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 48256308
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 11:00 a.m. ET on May 9, 2013 through midnight on May 16, 2013. To listen to the replay, please dial toll free: 1.800.585.8367 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 48256308; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2013, Maiden had $4.4 billion in assets and shareholders' equity of $1.0 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9) Loss ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	March 31, 2013 (Unaudited)	December 31, 2012 (Audited)
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (Amortized cost 2013: $2,497,242; 2012: $2,475,202)	$2,629,873	$2,618,697
Other investments, at fair value (Cost 2013: $2,987; 2012: $2,599)	3,220	2,901
Total investments	2,633,093	2,621,598
Cash and cash equivalents	103,789	81,543
Restricted cash and cash equivalents	127,316	132,327
Accrued investment income	21,180	21,007
Reinsurance balances receivable, net	726,392	522,614
Funds withheld	44,281	42,712
Prepaid reinsurance premiums	38,786	38,725
Reinsurance recoverable on unpaid losses	118,091	110,858
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	312,254	270,669
Goodwill and intangible assets, net	93,448	94,393
Other assets	30,646	33,742
Total assets	$4,417,251	$4,138,163
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,779,050	$1,740,281
Unearned premiums	1,134,697	936,497
Accrued expenses and other liabilities	142,977	111,957
Senior notes	207,500	207,500
Junior subordinated debt	126,332	126,317
Total liabilities	3,390,556	3,122,552
Commitments and Contingencies
EQUITY
Preference shares - Series A	$150,000	$150,000
Common shares	734	733
Additional paid-in capital	576,517	575,869
Accumulated other comprehensive income	133,098	141,130
Retained earnings	169,774	151,308
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	1,026,322	1,015,239
Noncontrolling interest in subsidiaries	373	372
Total equity	1,026,695	1,015,611
Total liabilities and equity	$4,417,251	$4,138,163

Book value per common share (4)	$12.10	$11.96

Common shares outstanding	72,440,857	72,343,947

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

For the Three Months Ended March 31,	2013	2012
Revenues:
Gross premiums written	$714,720	$613,212

Net premiums written	689,059	590,833
Change in unearned premiums	(200,617)	(152,337)
Net premiums earned	488,442	438,496
Other insurance revenue	5,215	4,754
Net investment income	21,979	18,437
Net realized and unrealized gains on investment	3,283	1,365
Total revenues	518,919	463,052
Expenses:
Net loss and loss adjustment expenses	334,895	287,917
Commission and other acquisition expenses	132,330	132,258
General and administrative expenses	14,095	13,831
Total expenses	481,320	434,006

Income from operations (2)	37,599	29,046

Other expenses
Interest and amortization expenses	9,570	7,678
Amortization of intangible assets	945	1,090
Foreign exchange gains	(1,547)	(979)
Total other expenses	8,968	7,789

Income before income taxes	28,631	21,257
Income taxes:
Current tax expense	573	638
Deferred tax (benefit) expense	(49)	241
Income tax expense	524	879
Net income	28,107	20,378
Less: income attributable to noncontrolling interest	(27)	(1)
Net income attributable to Maiden	28,080	20,377
Dividends on preference shares	(3,094)	—
Net income attributable to Maiden common shareholders	$24,986	$20,377
Net operating earnings attributable to Maiden common shareholders (1)	$21,052	$19,364

Basic earnings per common share attributable to Maiden common shareholders	$0.35	$0.28
Diluted earnings per common share attributable to Maiden common shareholders	$0.34	$0.28
Basic operating earnings per common share attributable to Maiden common shareholders	$0.29	$0.27
Diluted operating earnings per common share attributable to Maiden common shareholders	$0.29	$0.27

Dividends declared per common share	$0.09	$0.08

Weighted average number of basic shares common outstanding	72,417,358	72,226,329
Weighted average number of diluted shares common outstanding	73,440,372	73,056,423

Net loss and loss adjustment expense ratio (6)	67.8%	65.0%
Commission and other acquisition expense ratio (7)	26.8%	29.8%
General and administrative expense ratio (8)	2.9%	3.1%
Expense ratio (9)	29.7%	32.9%
Combined ratio (10)	97.5%	97.9%
Annualized return on common equity	11.6%	10.4%
Annualized operating return on common equity	9.8%	9.9%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

For the Three Months Ended March 31,	2013	2012
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$24,986	$20,377
Add (subtract)
Net realized and unrealized gains on investment	(3,283)	(1,365)
Foreign exchange gains	(1,547)	(979)
Amortization of intangible assets	945	1,090
Non-cash deferred tax (benefit) expense	(49)	241
Net operating earnings attributable to Maiden common shareholders (1)	$21,052	$19,364

Operating earnings per common share attributable to Maiden shareholders:

Basic earnings per common share attributable to Maiden shareholders	$0.29	$0.27
Diluted earnings per common share attributable to Maiden shareholders	$0.29	$0.27

Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$28,080	$20,377
Add (subtract)
Foreign exchange gains	(1,547)	(979)
Amortization of intangible assets	945	1,090
Interest and amortization expenses	9,570	7,678
Income tax expense	524	879
Income attributable to noncontrolling interest	27	1
Income from operations (2)	$37,599	$29,046

	March 31, 2013	December 31, 2012
Investable assets:
Total investments	$2,633,093	$2,621,598
Cash and cash equivalents	103,789	81,543
Restricted cash and cash equivalents	127,316	132,327
Funds withheld (3)	25,108	26,494
Loan to related party	167,975	167,975
Total investable assets (3)	$3,057,281	$3,029,937

	March 31, 2013	December 31, 2012
Capital:
Senior notes	$207,500	$207,500
Junior subordinated debt	126,332	126,317
Total Maiden shareholders' equity	1,026,322	1,015,239
Total capital (5)	$1,360,154	$1,349,056

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange gains and losses, amortization of intangible assets, interest and amortization expenses, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity less the preference shares - series A by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended March 31, 2013	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$267,610	$344,818	$76,631	$689,059
Net premiums earned	$196,249	$220,288	$71,905	$488,442
Other insurance revenue	5,215	—	—	5,215
Net loss and loss adjustment expenses	(140,763)	(145,645)	(48,487)	(334,895)
Commission and other acquisition expenses	(44,782)	(65,132)	(22,416)	(132,330)
General and administrative expenses	(10,798)	(489)	(174)	(11,461)
Underwriting income	$5,121	$9,022	$828	$14,971
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized gains on investment				25,262
Amortization of intangible assets				(945)
Foreign exchange gains				1,547
Interest and amortization expenses				(9,570)
Other general and administrative expenses				(2,634)
Income tax expense				(524)
Income attributable to noncontrolling interest				(27)
Dividends on preference shares				$(3,094)
Net income attributable to Maiden common shareholders				$24,986

Net loss and loss adjustment expense ratio (6)	69.9%	66.1%	67.4%	67.8%
Commission and other acquisition expense ratio (7)	22.2%	29.6%	31.2%	26.8%
General and administrative expense ratio (8)	5.4%	0.2%	0.2%	2.9%
Combined ratio (10)	97.5%	95.9%	98.8%	97.5%

For the Three Months Ended March 31, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$288,296	$226,015	$76,522	$590,833
Net premiums earned	$204,463	$167,879	$66,154	$438,496
Other insurance revenue	4,754	—	—	4,754
Net loss and loss adjustment expenses	(132,392)	(112,856)	(42,669)	(287,917)
Commission and other acquisition expenses	(64,149)	(47,169)	(20,940)	(132,258)
General and administrative expenses	(10,448)	(379)	(173)	(11,000)
Underwriting income	$2,228	$7,475	$2,372	$12,075
Reconciliation to net income attributable to Maiden common shareholders
Net investment income and realized and unrealized gains on investment				19,802
Amortization of intangible assets				(1,090)
Foreign exchange gains				979
Interest and amortization expenses				(7,678)
Other general and administrative expenses				(2,831)
Income tax expense				(879)
Income attributable to noncontrolling interest				(1)
Net income attributable to Maiden common shareholders				$20,377

Net loss and loss adjustment expense ratio (6)	63.3%	67.2%	64.5%	65.0%
Commission and other acquisition expense ratio (7)	30.7%	28.1%	31.7%	29.8%
General and administrative expense ratio (8)	4.9%	0.2%	0.2%	3.1%
Combined ratio (10)	98.9%	95.5%	96.4%	97.9%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(10) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, May 7, 2013 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.09 per share of common stock. The dividend will be payable on July 12, 2013 to shareholders of record as of July 1, 2013.
Maiden's Board of Directors also approved a cash dividend on its 8.25% Non-Cumulative Perpetual Preference Shares of $0.515625 per Preference Share. The dividend will be payable on June 17, 2013 to shareholders of record as of June 1, 2013.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2012, Maiden had $4.1 billion in assets and shareholders' equity of $1.0 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm